UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: July 7, 2006
Z-Axis Corporation
(Exact name of registrant as specified in its charter)

Colorado	000-11284	84-0910490
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
5445 DTC Parkway, Suite 450
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(303) 713-0200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 30, 2006, Z-Axis Corporation (the “Company”), Silicon Mountain Memory, Incorporated (“SMM”), and the principal executive officers of each of the Company and SMM (collectively, the “Parties”) entered into an amendment (“Amendment No. 1”) to the Stock Exchange Agreement (the “Agreement”) among the Parties dated May 7, 2006. The Agreement appears as Exhibit 10.1 to the Form
8-K filed by the Company with the Securities and Exchange Commission on May 10, 2006 (the “May Form 8-K”). The Amendment provided updated information with respect to outstanding SMM options and also reflects the issuance of warrants in connection with a bridge financing provided to SMM by a member of the board of directors of SMM on or about June 2, 2006. The warrants are exercisable at a price of $1.00 per SMM share of common stock and upon full exercise will purchase 50,000 shares of SMM common stock. The warrants expire June 1, 2013. Following the exchange between the Company and SMM (the “Exchange”), the warrants will represent 56,305 Z-Axis Conversion Purchase Rights (as such term is defined in the Agreement). The Amendment also added language to Section 7 of the Agreement to provide that in the event Z-Axis stockholders exercise and perfect their dissenters’ rights under Colorado law, any cash payments made following the closing of the Exchange will be made by, and will be the responsibility of, Z-Axis LLC. Similarly, if any SMM stockholders exercise and perfect their dissenters’ rights under Colorado law, then any cash payments made following the closing of the Exchange will be made by, and will be the responsibility of, SMM.
On June 30, 2006, the Company entered into a LLC Interests Purchase Agreement (the “LLC Sale Agreement”) with TKH LLC, a limited liability company to be formed under the laws of the State of Colorado (the “Purchasing LLC”), and, as to specified provisions, with Alan Treibitz, Stephanie S. Kelso and Raymond Hauschel (collectively, the “Z-Axis Investor Group”). As disclosed in the May Form 8-K, prior to the closing of the Exchange, Z-Axis will transfer to Z-Axis LLC (the “LLC”) all of Z-Axis’ pre-closing assets, subject to all of Z-Axis’ pre-closing liabilities. These assets are used by, and the associated liabilities were incurred in connection with, the Company’s current litigation support services business. Under the LLC Sale Agreement, the Purchasing LLC will buy all of the LLC’s outstanding membership interests for a purchase price of $300,000, which may be increased by a future contingent payment described below. The $300,000 purchase price is comprised of cash in the amount of $60,000, Z-Axis stock held by the Z-Axis Investor Group valued at $90,000 that will be redeemed by Z-Axis concurrently with the closing of the sale of the LLC, and a promissory note in the principal amount of $150,000. The redeemed stock consists of 33,458 post-split shares of Z-Axis common stock, valued at an agreed-upon redemption price of $2.69 per share, or an aggregate value of $90,000. The redeemed stock is owned personally by the members of the Z-Axis Investor Group. The promissory note from the Purchasing LLC will bear interest at an initial rate equal to a bank’s prime rate plus 2% per annum. Interest is payable 30 days following the end of each calendar quarter. The principal balance is due when the note matures three years from the date of closing of the LLC sale. The repayment of the note is secured by a pledge of the LLC interests being purchased by the Purchasing LLC, as well as the personal guarantee of Mr. Treibitz. If any interest payment is not paid when due or within a 10 day grace period, the principal balance then becomes due in full and the interest rate increases to 15% per annum There is no sinking fund for principal due under the note, and prepayments are not subject to any penalty. Any tax benefits realized by Z-Axis Corporation (which will then have been re-named Silicon Mountain Holdings) following the Exchange through the use of Z-Axis’ net operating loss carryforwards in the two years after closing of the Exchange will be offset by Silicon Mountain Holdings against amounts due under the promissory note.
In connection with the offer to purchase the LLC interests from the Z-Axis Investor Group, the Company acted through a special committee of independent directors (the “Special Committee”) who were and are disinterested in the LLC sale transaction. Prior to entering into the LLC Sale Agreement, the Special Committee obtained an opinion from an independent financial advisor to the effect that, as of the date of such opinion and based on and subject to the matters set forth in such opinion, the Exchange and the consideration to be received by the Company from the LLC sale were fair, from a financial point of view, to the Company’s stockholders.
On June 5, 2006, Andrew T. Berger, a stockholder of the Company, acting through counsel, threatened to file a class action lawsuit against the Company in connection with the proposed Exchange and the proposed disposition of the Company’s existing litigation services support business through the LLC sale. The letter from Mr. Berger’s counsel was attached as Exhibit 99.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 9, 2006. On June 26, 2006, the Company, the LLC, the Z-Axis Investor Group and Mr. Berger entered into a Mutual Release and Covenant Not to Sue. In consideration for the release and the covenant not to sue, the LLC Sale Agreement was revised to include a future contingent payment to pre-closing Company stockholders equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the 18 months following the closing of the LLC sale. The contingent payment may be made by the LLC and/or the Purchasing LLC within 12 months following the expiration of the 18 month period, which will commence on the first day of the first calendar quarter following the closing of the LLC sale.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On June 30, 2006, the Company’s board of directors adopted a Code of Ethics applicable to its directors and principal executive officers. The Code of Ethics appears as Annex F to the joint proxy statement filed by the Company with the Securities and Exchange Commission on June 30, 2006.
Item 7.01 Regulation FD Disclosure.
The Company is hereby furnishing the following information:
On June 5, 2006, Andrew T. Berger, a stockholder of the Company, acting through counsel, threatened to file a purported class action lawsuit against the Company in connection with the proposed Exchange with SMM and the proposed concurrent disposition of the Company’s existing litigation services support business through the LLC sale. The letter from Mr. Berger’s counsel was attached as Exhibit 99.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 9, 2006. On June 26, 2006, the Company, the LLC, the Z-Axis Investor Group and Mr. Berger entered into a Mutual Release and Covenant Not to Sue. In consideration for the release and the covenant not to sue, the LLC Sale Agreement was revised to include a future contingent payment to pre-closing Company stockholders equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the 18 months following the closing of the LLC sale. The contingent payment may be made by the LLC and/or the Purchasing LLC within 12 months following the expiration of the 18 month period, which will commence on the first day of the first calendar quarter following the closing of the LLC sale.
As provided in General Instruction B.2 of Form 8-K, the information contained in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. Furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.:	Description:
10.1*	Amendment No. 1 to Stock Exchange Agreement, dated June 30, 2006, among Z-Axis
Corporation, Silicon Mountain Memory, Incorporated, Messrs. Alan Treibitz, Rudolph (Tre ´) A.
Cates III, Roger Haston and Ms. Stephanie S. Kelso.

10.2*	LLC Interests Purchase Agreement, dated June 30, 2006, among Z-Axis Corporation, TKH LLC, and the Z-Axis Investor Group.

10.3*	Z-Axis Corporation Code of Ethics.

* Incorporated by reference from annexes to the joint proxy statement filed by the Company with the Securities and Exchange Commission on June 30, 2006. Amendment No. 1 to the Stock Exchange Agreement appears as an attachment to Annex A to the joint proxy statement. The LLC Interests Purchase Agreement appears as Annex B to the joint proxy statement. The Code of Ethics appears as Annex F to the joint proxy statement.
This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the Exchange, the LLC sale, and indemnification obligations of the Company to its directors and officers, as well as potential contingent future payments to the pre-closing stockholders of the Company under the LLC Sale Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual events to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, those outlined in the joint proxy statement filed by the Company with the Securities and Exchange Commission on June 30, 2006. The Company does not undertake an obligation to update forward-looking statements.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Z-AXIS CORPORATION
By:	/s/ Stephanie S. Kelso
Stephanie S. Kelso
President

Date: July 7, 2006

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